UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	90-0890517
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2400 Boswell Road, Chula Vista, California 91914
(Address of principal executive offices) (Zip Code)

Securities to be registered to Section 12(b) of the Act: None

Title of each classto be so registered:	Name of each exchange on whicheach class is to be registered:

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    ☑

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-221847

Securities to be registered pursuant to Section 12(g) of the Act:

Series B Convertible Preferred Stock, par value $0.001 per share
(Title of Class)

Information Required in Registration Statement

Item 1.  Description of Registrant’s Securities to be Registered.

Youngevity International, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its Series B convertible preferred stock, par value $0.001 per share, to be registered hereunder, contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-221847), as initially filed with the Securities and Exchange Commission (the “Commission”) on December 1, 2017, as amended on January 23, 2018 and February 7, 2018, including exhibits (the “Registration Statement”).  In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation dated July 15, 2011 (Incorporated by reference to the Company’s Form 10-12G (File No. 000-54900) filed with the Securities and Exchange Commission on February 12, 2013)
3.2	Bylaws (Incorporated by reference to the Company’s Form 10-12G (File No. 000-54900) filed with the Securities and Exchange Commission on February 12, 2013)
3.3
Certificate of Amendment to the Certificate of Incorporation dated June 5, 2017 (Incorporated by reference to the Company’s Form 8-K (File No. 000-54900) filed with the Securities and Exchange Commission on June 7, 2017)

3.4
Certificate of Designations for Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (File No. 333-221847) filed with the Securities and Exchange Commission on February 7, 2018)

4.1	Specimen Common Stock certificate (Incorporated by reference to the Company’s Form 10-12G (File No. 000-54900) filed with the Securities and Exchange Commission on February 12, 2013)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 12, 2018

YOUNGEVITY INTERNATIONAL, INC.

By:	/s/ David Briskie
David Briskie, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation dated July 15, 2011 (Incorporated by reference to the Company’s Form 10-12G (File No. 000-54900) filed with the Securities and Exchange Commission on February 12, 2013)
3.2	Bylaws (Incorporated by reference to the Company’s Form 10-12G (File No. 000-54900) filed with the Securities and Exchange Commission on February 12, 2013)
3.3
Certificate of Amendment to the Certificate of Incorporation dated June 5, 2017 (Incorporated by reference to the Company’s Form 8-K (File No. 000-54900) filed with the Securities and Exchange Commission on June 7, 2017)

3.4
Certificate of Designations for Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (File No. 333-221847) filed with the Securities and Exchange Commission on February 7, 2018)

4.1	Specimen Common Stock certificate (Incorporated by reference to the Company’s Form 10-12G (File No. 000-54900) filed with the Securities and Exchange Commission on February 12, 2013)